SECOND AMENDMENT
TO AMENDED AND RESTATED BYLAWS
OF
SERINA THERAPEUTICS, INC.
(A DELAWARE CORPORATION)

    The Amended and Restated Bylaws of Serina Therapeutics, Inc., a Delaware corporation (the “Corporation”), as amended (the “Bylaws”), are hereby amended as follows:
1.Amendments.
(a)Article 9 of the Bylaws is hereby amended, restated, and replaced in its entirety with the following provisions:
“ARTICLE 9
CERTAIN TRANSACTIONS
Section 9.1     Conflicting Transactions for Directors and Officers. Except for a controlling stockholder transaction described under Section 9.2 or Section 9.3 of this Article, an act or transaction involving or between the corporation, or one or more of the corporation’s subsidiaries, on the one hand, and one or more of the corporation’s directors or officers, on the other hand, or involving or between the corporation or one or more of the corporation’s subsidiaries, on the one hand, and any other corporation, partnership (general or limited), limited liability company, statutory trust, association, or any other entity or organization in which one or more of its directors or officers are directors, stockholders, partners, managers, members, or officers, or have a financial interest, on the other hand, may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation because of the foregoing circumstances or the receipt of any benefit by any such director, officer, entity, or organization or because the director or officer is present at or participates in the meeting of the board or committee which authorizes the act or transaction or was involved in the initiation, negotiation, or approval of the act or transaction (including by virtue of a director’s vote being counted for such purpose), if:
(a)     The material facts as to the director’s or officer’s relationship or interest and as to the act or transaction, including any involvement in the initiation, negotiation, or approval of the act or transaction, are disclosed or are known to all members of the board of directors or a committee of the board of directors, and the board or committee in good faith and without gross negligence authorizes the act or transaction by the affirmative votes of a majority of the disinterested directors then serving on the board of directors or such committee (as applicable), even though the disinterested directors be less than a quorum; provided that if a majority of the directors are not disinterested directors with respect to the act or transaction, such act or transaction shall be approved (or recommended for approval) by a committee of the board of directors that consists

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of two or more directors, each of whom the board of directors has determined to be a disinterested director with respect to the act or transaction; or
(b)    The act or transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or
(c)    The act or transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.2 Conflicting Transactions for Controlling Stockholders (Non-Going Private Transactions). A controlling stockholder transaction (other than any going private transaction) may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation or any controlling stockholder or member of a control group, by reason of a claim based on a breach of fiduciary duty by a director, officer, controlling stockholder, or member of a control group, if:
(a)    The material facts as to such controlling stockholder transaction (including the controlling stockholder’s or control group’s interest therein) are disclosed or are known to all members of a committee of the board of directors to which the board of directors has expressly delegated the authority to negotiate (or oversee the negotiation of) and to reject such controlling stockholder transaction, and such controlling stockholder transaction is approved (or recommended for approval) in good faith and without gross negligence by a majority of the disinterested directors then serving on the committee; provided that the committee consists of two or more directors, each of whom the board of directors has determined to be a disinterested director with respect to the controlling stockholder transaction; or
(b)    Such controlling stockholder transaction is conditioned, by its terms, as in effect at the time it is submitted to stockholders for their approval or ratification, on the approval of or ratification by disinterested stockholders, and such controlling stockholder transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or
(c)     Such controlling stockholder transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.3 Conflicting Transactions for Controlling Stockholders (Going Private Transactions). A controlling stockholder transaction constituting a going private transaction may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation or any controlling stockholder or member of a control group by reason of a claim based on breach of fiduciary duty by a director, officer, controlling stockholder, or member of a control group, if:

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(a)    Such controlling stockholder transaction is approved (or recommended for approval) in accordance with Section 9.2(a) of this Article and approved in accordance with Section 9.2(b) of this Article; or
(b)    Such controlling stockholder transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.4     Quorum
(a)    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the act or transaction.
(b)    Any director of the corporation shall be presumed to be a disinterested director with respect to an act or transaction to which such director is not a party if the board of directors shall have determined that such director satisfies the applicable criteria for determining director independence from the corporation and, if applicable with respect to the act or transaction, the controlling stockholder or control group, under the rules (and interpretations thereof) promulgated by the New York Stock Exchange (American) or such other national securities exchange that the corporation’s shares are then-listed (treating the applicable controlling stockholder and control group as if the controlling stockholder and control group were the corporation for purposes of applying such criteria to determine independence from a controlling stockholder or control group), which presumption shall be heightened and may only be rebutted by substantial and particularized facts that such director has a material interest in such act or transaction or has a material relationship with a person with a material interest in such act or transaction.
(c)    The designation, nomination, or vote in the election of the director to the board of directors by any person that has a material interest in an act or transaction shall not, of itself, be evidence that a director is not a disinterested director with respect to an act or transaction to which such director is not a party.
(d)    No person shall be deemed a controlling stockholder unless such person satisfies the criteria in Section 9.5(b) of this Article. No two or more persons that are not controlling stockholders shall be a control group unless they satisfy the criteria in Section 9.5(a) of this Article.
(e)    No person who is a controlling stockholder or member of a control group shall be liable in such capacity to the corporation or its stockholders for monetary damages for breach of fiduciary duty other than for:
(i)    A breach of the duty of loyalty to the corporation or the other stockholders;
(ii)     Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

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(iii)     Any transaction from which the person derived an improper personal benefit.
(f)     Nothing in Section 9.1, 9.2, or 9.3 of this Article shall:
(i)     Limit or eliminate the right of any person to seek equitable relief on the grounds that an act or transaction, including a controlling stockholder transaction, was not authorized or approved in compliance with the procedures set forth in the DGCL, was not authorized or approved in compliance with the certificate of incorporation or these bylaws, or is in violation of any plan, agreement, or order of any governmental authority to which the corporation is a party or subject; or
(ii)     Limit judicial review for purposes of injunctive relief of provisions or devices designed or intended to deter, delay, or preclude a change of control or other transaction involving the corporation or a change in the composition of the board of directors; or
(iii)     Limit or eliminate the right of any person to seek relief on the grounds that a stockholder or other person knowingly aided and abetted a breach of fiduciary duty by one or more of the directors of the corporation.
(g)    Shares irrevocably accepted for purchase or exchange pursuant to an offer contemplated by § 251(h) of the DGCL shall be deemed voted in favor of the act or transaction and shares owned or controlled by disinterested stockholders that have not been irrevocably accepted for purchase or exchange pursuant to such an offer shall be deemed voted against the act or transaction for purposes of determining whether the act or transaction has been approved for purposes of Section 9.1(b), Section 9.2(b) and Section 9.3(a) of this Article.
Section 9.5     Definitions. For purposes of this Article:
(a)    “Control group” means two or more persons that are not controlling stockholders that, by virtue of an agreement, arrangement, or understanding between or among such persons, constitute a controlling stockholder.
(b)    “Controlling stockholder” means any person that, together with such person’s affiliates and associates:
(i)     Owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or in the election of directors who have a majority in voting power of the votes of all directors on the board of directors;
(ii)     Has the right, by contract or otherwise, to cause the election of nominees who are selected at the discretion of such person and who constitute either a majority of the members of the board of directors or

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directors entitled to cast a majority in voting power of the votes of all directors on the board of directors; or
(iii)     Has the power functionally equivalent to that of a stockholder that owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors by virtue of ownership or control of at least one-third in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or in the election of directors who have a majority in voting power of the votes of all directors on the board of directors and power to exercise managerial authority over the business and affairs of the corporation.
(c)    “Controlling stockholder transaction” means an act or transaction between the corporation or one or more of its subsidiaries, on the one hand, and a controlling stockholder or a control group, on the other hand, or an act or transaction from which a controlling stockholder or a control group receives a financial or other benefit not shared with the corporation’s stockholders generally.
(d)    “Disinterested director” means a director who is not a party to the act or transaction and does not have a material interest in the act or transaction or a material relationship with a person that has a material interest in the act or transaction.
(e)    “Disinterested stockholder” means any stockholder that does not have a material interest in the act or transaction at issue or, if applicable, a material relationship with the controlling stockholder or other member of the control group, or any other person that has a material interest in the act or transaction.
(f)    “Going private transaction” means:
(i)    So long as the corporation has a class of equity securities subject to § 12(g) or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. § 78l(g) or § 78o(d)] or listed on a national securities exchange, a “Rule 13e-3 transaction” (as defined in 17 CFR § 240.13e-3(a)(3) or any successor provision); and
(ii)    If the corporation no longer has any class of equity securities subject to § 12(g) or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. § 78l(g) or § 78o(d)] or listed on a national securities exchange, any controlling stockholder transaction, including a merger, recapitalization, share purchase, consolidation, amendment to the certificate of incorporation, tender or exchange offer, conversion, transfer, domestication or continuance, pursuant to which all or substantially all of the shares of the corporation’s capital stock held by the disinterested stockholders (but not those of the controlling stockholder or control group) are cancelled, converted, purchased, or otherwise acquired or cease to be outstanding.

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(g)    “Material interest” means an actual or potential benefit, including the avoidance of a detriment, other than one which would devolve on the corporation or the stockholders generally, that (i) in the case of a director, would reasonably be expected to impair the objectivity of the director’s judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue and (ii) in the case of a stockholder or any other person (other than a director), would be material to such stockholder or such other person.
(h)     “Material relationship” means a familial, financial, professional, employment, or other relationship that (i) in the case of a director, would reasonably be expected to impair the objectivity of the director’s judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue and (ii) in the case of a stockholder, would be material to such stockholder.”
(b)    A new Article 15 of the Bylaws is hereby added and shall read in its entirety as follows:
“ARTICLE 15
FORUM SELECTION SUPPLEMENTAL PROVISIONS
In supplement to, and not in replacement of, Section 9.2 of the corporation’s Certificate of Incorporation, unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for with respect to claims of stockholders, when acting in their capacity as stockholders or in the right of the corporation, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors or officers.
In addition to the above, if any action the subject matter of which is within the scope of this Article 15 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article 15 (an “Enforcement Action”), and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article 15, these Bylaws, and the corporation’s Certificate of Incorporation. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief,

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including injunction and specific performance, to enforce the forgoing provisions.”
2.The foregoing amendments to the Bylaws of the Corporation were duly adopted in accordance with the applicable provisions of the Corporation’s governing documents and the laws of the State of Delaware.
3.Except as expressly modified and amended herein, all the terms and provisions of the Bylaws of the Corporation shall remain in full force and effect.

    IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment to Amended and Restated Bylaws of the Corporation has been adopted by the board of directors of the Corporation on August 18, 2025.

                            /s/ Steve Ledger
Steve Ledger, as Secretary of the Corporation

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